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                          CERTIFICATE OF INCORPORATION

                                       of

                               inTEST CORPORATION

                  The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby states that:

         FIRST: Name. The name of the corporation (hereinafter called the "Corporation") is: inTEST Corporation.

         SECOND: Registered Office and Agent. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is CT Corporation System.

         THIRD: Purpose and Powers. The nature of the business and the objects or purposes to be transacted, promoted or carried on are:

                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to do all things and exercise all powers, rights and privileges that a business corporation may now or hereafter be organized or authorized to do or to exercise under the laws of the State of Delaware.

         FOURTH: Capital.

                  A. Authorized Shares. The total number of shares of stock that the Corporation shall have authority to issue is 25,000,000 shares, consisting of 20,000,000 shares of Common Stock, having a par value of $.01 per share, and 5,000,000 shares of Preferred Stock, having a par value of $.01 per share.

                  B. The Preferred Stock. The Preferred Stock may be issued from time to time in one or more series of any number of shares of Preferred Stock herein authorized. Each series of Preferred Stock shall be distinctly designated by letter or descriptive words. Authority is hereby vested in the Board of Directors to issue from time to time the Preferred Stock as Preferred Stock of any series and in connection with the creation of such series to fix by resolution or resolutions providing for the issue of shares thereof the voting rights, if any, the designations, preferences and relative, participating, optional or other special rights, and, qualifications, or restrictions of such series to the full extent now or hereafter permitted by this Certificate of Incorporation and laws of the State of Delaware.


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                  C. Voting.

                           1. Voting Rights. In addition to any voting rights to
                  which they may be entitled under the laws of the State of Delaware, the holders of shares of the Preferred Stock (to the extent they have voting rights) and the holders of shares of the Common Stock shall vote, as a single class, upon all matters upon which stockholders are entitled to vote. Each share of Common Stock shall be entitled to one vote. The holders of shares of stock which do not have voting rights shall not have the right to vote in the election of directors or for any other purpose and shall not be entitled to notice of any meeting of stockholders.

                           2. Cumulative Voting. There shall be no cumulative
                  voting rights.

                           3. Voting by Ballot. Elections of directors need not
                  be by ballot unless the Bylaws of the Corporation provide otherwise.

                  D. Preemptive Rights. Except as otherwise provided in this Certificate of Incorporation, the holders of the Preferred Stock and the holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

                  E. Dividends. The holders of the Common Stock shall be entitled, in any calendar year, to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, such dividends as may be declared or paid or set apart for payment to the holders of the Common Stock.

                  F. Liquidation and Dissolution. Except as otherwise provided in this Certificate of Incorporation, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be ratably entitled to receive, out of the assets of the Corporation available for distribution to the holders of the Common Stock, whether from surplus or earnings, the remaining assets and funds of the Corporation. Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation or dissolution or winding up of the Corporation within the meaning of this paragraph.

                  G. Repurchase of Stock. Upon any repurchase or reacquisition of the shares of the Common Stock, the shares so repurchased or reacquired shall resume and have the status of authorized and unissued shares of Common Stock, and the number of shares of Common Stock which the Corporation shall have authority to issue shall not be decreased by the repurchase or reacquisition of such shares.


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         FIFTH: Incorporator. The name and mailing address of the incorporator is as follows:

                Name                                    Mailing Address
                ----                                    ---------------
         James W. Schwartz                         Saul, Ewing, Remick & Saul
                                                   3800 Centre Square West
                                                   Philadelphia, PA  19102

         SIXTH: Term. The Corporation is to have perpetual existence.

         SEVENTH: Liability of Stockholders. The stockholders shall not be personally liable for the payment of the debts of the Corporation.

         EIGHTH: Additional Powers of Board of Directors. The Board of Directors shall have power, without stockholder action, to make Bylaws for the Corporation and to amend, alter or repeal any Bylaws.

                  The powers and authorities herein conferred upon the Board of Directors are in furtherance and not in limitation of those conferred by the laws of the State of Delaware. In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the Bylaws of the Corporation.

         NINTH: Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then, without further action by the Board of Directors or the stockholders, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         TENTH: Elections; Books of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide. The books of the Corporation may be kept (subject to any requirement of law) outside the State of Delaware at

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such place or places as may be designated from time to time by the Board of
Directors or in the bylaws of the Corporation.

         ELEVENTH: Right to Amend Certificate of Incorporation. The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation. In addition, other provisions, authorized by the laws of the State of Delaware at the time in force, may be added or inserted in this Certificate of Incorporation, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatever nature conferred upon stockholders, directors or any other person whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended shall be subject to the right of the Corporation reserved in this Article ELEVENTH.

         THE UNDERSIGNED, being the sole incorporator hereinbefore named, does hereby make this Certificate of Incorporation, declaring and acknowledging that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 21st day of March, 1997.


                                        /s/ James W. Schwartz
                                        --------------------------------
                                        James W. Schwartz



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